EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Luvu Brands (OTCQB: LUVU) Reports Fiscal 2026 Results: 5.8% Revenue Growth, Gross Margin Expansion to 31.5%, Positive Operating Income, and Adjusted EBITDA More Than Tripled to $1.3 Million

Vertically integrated “Made in USA” manufacturer of the Liberator, Jaxx, and Avana product lines returns to operating profitability on $27.4 million in net sales; operating cash flow swings positive to $773,000.

ATLANTA, GA — September 28, 2026 — Luvu Brands, Inc. (OTCQB: LUVU), a U.S.-based designer and manufacturer of consumer lifestyle, wellness, and comfort products, today announced financial results for its fiscal year ended June 30, 2026. Net sales increased 5.8% to $27.36 million, gross margin expanded 200 basis points to 31.5%, operating income improved to $876,000 from an operating loss of $(69,000), and Adjusted EBITDA increased 218% to $1.26 million, reflecting continued execution of its cost optimization strategy and the strength of its vertically integrated, “Made in USA” operating model.

Fiscal 2026 At a Glance (Year Ended June 30, 2026)

Metric	FY2026	FY2025	Change
Net sales	$27.36 million	$25.86 million	+5.8%
Wholesale net sales	$19.06 million	$17.70 million	+8%
Direct-to-consumer net sales	$8.30 million	$8.16 million	+2%
Gross profit	$8.61 million	$7.63 million	+12.8%
Gross margin	31.5%	29.5%	+200 bps
Operating income (loss)	$876,000	$(69,000)	+$945,000
Income (loss) before income taxes	$429,000	$(448,000)	+$877,000
Adjusted EBITDA*	$1.26 million	$395,000	+218%
Net loss	$(246,000)	$(448,000)	+$203,000
Diluted net loss per share	$(0.00)	$(0.01)	—
Net cash provided by (used in) operations	$773,000	$(410,000)	+$1.18 million
Cash and cash equivalents	$1.20 million	$735,000	+63.2%

Full Year Fiscal 2026 Financial and Operational Overview

For fiscal 2026, Luvu Brands grew net sales, expanded gross margins, and turned operating income positive, while more than tripling Adjusted EBITDA year over year. Louis Friedman, Founder, Chief Executive Officer of Luvu Brands, stated, “Fiscal 2026 marked a clear inflection in our operating performance. We grew the top line, expanded margins, and returned the business to positive operating income and positive pre-tax income — all while continuing to invest in our vertically integrated manufacturing platform. Our results reflect disciplined execution across both our Direct and Wholesale channels and a relentless focus on cost and quality.”

Revenue Performance

Net sales for the fiscal year ended June 30, 2026, increased 5.8% to $27.36 million, compared to $25.86 million in the prior fiscal year. Growth was led by the Wholesale segment, which rose 8% to $19.06 million, driven by continued expansion of the Company’s dropship network and higher demand from international and new customers. The Direct-to-Consumer segment grew 2% to $8.30 million, driven by new marketing efforts for the Company’s Liberator, Jaxx, and Avana e-commerce websites. Fiscal 2025 amounts in this release have been revised to reclassify $1.16 million of Amazon marketplace fulfillment fees from a reduction of net sales to selling expense, and all growth rates are presented on this comparable basis. The revision had no effect on operating loss, net loss, or cash flows; see “Revision of Fiscal 2025 Consolidated Statement of Operations” below.

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Gross Profit and Margin Expansion

Gross profit for fiscal 2026 increased 12.8% to $8.61 million, compared to $7.63 million in the prior year. Gross margin expanded to 31.5% of net sales, up from 29.5% last year, driven by cost reduction initiatives including expanded raw material sourcing, reduced warehouse and production headcount, and improved inventory forecasting. These gains were achieved even as the Company increased its inventory reserve by $69,000 to $301,000 during the year. Gross profit was also pressured by higher fuel, freight and raw material costs arising from the conflict in the Middle East, which began during the Company’s third fiscal quarter. The Company’s cost reduction initiatives, together with selective price increases, offset these higher input costs in fiscal 2026, and management is examining ways throughout the Company to offset continued increases in fuel-related costs.

Operating Expense Discipline

Total operating expenses declined to approximately 28% of net sales for fiscal 2026, compared to 30% in the prior year, reflecting improved operating leverage on a higher revenue base. Excluding depreciation, operating expenses were 27% of net sales, down from 28% in the prior year; the modest dollar increase was driven primarily by higher selling expenses related to increased payroll costs, partially offset by tighter control of general and administrative spending. As a result, the Company generated operating income of $876,000, a $945,000 improvement compared to an operating loss of $(69,000) in the prior year. Christopher Knauf, Chief Financial Officer of Luvu Brands, stated, “We continue to operate with financial rigor. Returning to positive operating income and positive pre-tax income, combined with the more than tripling of Adjusted EBITDA and a strong turnaround in operating cash flow, demonstrates the durability of our model and positions us well for continued progress.”

Net Loss and Adjusted EBITDA

Income before income taxes turned positive at $429,000 for fiscal 2026, compared to a pre-tax loss of $(448,000) in the prior year. Adjusted EBITDA increased 218% to $1.26 million, up from $395,000 in fiscal 2025, reflecting stronger operating leverage and continued cost discipline.

The Company reported a net loss of $(246,000), or $(0.00) per diluted share, an improvement from a net loss of $(448,000), or $(0.01) per diluted share, in the prior year. The narrower loss reflects higher gross profit and improved operating leverage and was achieved even after absorbing a non-cash income tax provision of $675,000, consisting of a deferred tax provision of approximately $719,000 partially offset by the reversal of approximately $44,000 of prior tax accruals. The deferred tax provision principally reflects deferred tax liabilities associated with right-of-use assets, including those arising from the November 2025 renewal of the operating lease for the Company’s manufacturing facility, and with property and equipment. Absent this non-cash tax provision, the Company’s fiscal 2026 results reflect substantial year-over-year operating improvement.

Liquidity and Cash Flow

As of June 30, 2026, cash and cash equivalents totaled $1.20 million, an increase of 63.2% from $735,000 at the prior fiscal year end. Net cash provided by operating activities was $773,000 for fiscal 2026, a $1.18 million improvement compared to cash used in operating activities of $(410,000) in the prior year, driven by higher net sales, gross margin expansion, and the non-cash deferred tax expense. The Company continues to prioritize liquidity, working capital management, and disciplined capital allocation.

Strategic and Operational Highlights

•

Return to Operating Profitability: Operating income improved by $945,000 year over year to $876,000, and pre-tax income turned positive, reflecting revenue growth, gross margin expansion, and sustained operating leverage.

•

Adjusted EBITDA Momentum: Adjusted EBITDA more than tripled to $1.26 million, supported by revenue growth, gross margin expansion from cost reduction initiatives, and tighter control of general and administrative spending.

•

Cash Generation Strength: Operating cash flow swung to a positive $773,000 from the use of cash in the prior year, supported by higher net sales, gross margin expansion, and the non-cash deferred tax expense.

•	Wholesale and Dropship Expansion: Wholesale net sales grew 8% to $19.06 million, led by continued growth of the Company’s dropship network and higher demand from international and new customers.

•

Manufacturing Investment: The Company renewed the operating lease for its 140,000-square-foot Atlanta manufacturing facility and continued to invest in its vertically integrated, “Made in USA” production platform, including expanded woodworking capabilities.

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Luvu Brands intends to maintain its disciplined cost structure while investing in initiatives that support margin expansion and scalable growth. Management remains focused on strengthening the balance sheet, optimizing working capital, and driving operational efficiencies across the business.

About Luvu Brands, Inc.

Luvu Brands, Inc. (OTCQB: LUVU) is an Atlanta, Georgia-based designer, manufacturer, and marketer of a portfolio of consumer lifestyle, wellness, and comfort brands, sold through the Company’s websites, online mass merchants, and specialty retailers worldwide. The Company’s brands include Liberator®, a category of iconic products for enhancing sensuality and intimacy; Jaxx®, a diverse range of casual fashion daybeds, sofas, and beanbags made from virgin and repurposed polyurethane foam; and Avana®, products for yoga, sleep comfort, and inclined bed therapy. Luvu Brands operates a 140,000-square-foot vertically integrated, “Made in USA” manufacturing facility in Atlanta and conducts its operations through its subsidiary, OneUp Innovations, Inc. The Company’s e-commerce websites include liberator.com, jaxxliving.com, and avanacomfort.com. For more information, visit www.luvubrands.com.

Additional Information

More information, including financial statements and SEC filings, is available at www.luvubrands.com.

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on September 28, 2026, is available on the SEC’s EDGAR database at www.sec.gov.

For investor inquiries, please contact:

Christopher Knauf

Chief Financial Officer

770-246-6426

chris.knauf@luvubrands.com

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s ability to satisfy, extend, renew, or refinance existing debt; the impact of import tariffs and inflation on consumer spending and input costs; and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release include statements related to new products, anticipated revenue, and profitability. The Company assumes no obligation to update the cautionary information in this release.

*Use of Non-GAAP Measures — Adjusted EBITDA

Luvu Brands management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. While Adjusted EBITDA is not a measure of performance in accordance with GAAP, management believes that this non-GAAP measure provides useful information about the Company’s operating results. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense and financing costs, other expenses, income taxes, depreciation, amortization, and stock-based compensation expense.

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Financial Statements

Luvu Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended June 30, 2026 and 2025

	2026	2025
(in thousands, except share data)
Net sales	$27,364	$25,855
Cost of goods sold (excluding depreciation expense presented below)	18,750	18,221
Gross profit	8,614	7,634
Operating expenses:
Advertising and promotion	957	950
Other selling and marketing	2,999	2,808
General and administrative	3,430	3,517
Depreciation	352	428
Total operating expenses	7,738	7,703
Operating income (loss)	876	(69)

Other income (expense):
Interest expense and financing costs	(447)	(372)
Disposal of property and equipment	—	(7)
Total other income (expense)	(447)	(379)
Income (loss) before income taxes	429	(448)
Provision for income taxes	(675)	—
Net loss	$(246)	$(448)

Net loss per share:
Basic	$(0.00)	$(0.01)
Diluted	$(0.00)	$(0.01)
Shares used in calculation of net loss per share:
Basic	76,834,057	76,834,057
Diluted	76,834,057	76,834,057

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Luvu Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2026 and 2025

	2026	2025
(in thousands, except share data)
Assets:
Current assets:
Cash and cash equivalents	$1,199	$735
Accounts receivable, net	1,854	1,600
Inventories, net	3,631	3,585
Other current assets	77	108
Total current assets	6,761	6,028
Equipment, property and leasehold improvements, net	1,263	1,476
Finance lease assets, net	96	104
Operating lease assets	3,211	1,057
Other assets	76	96
Total assets	$11,407	$8,761

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,888	$1,858
Current debt	1,971	1,949
Other accrued liabilities	669	553
Operating lease liability	369	646
Total current liabilities	4,897	5,006
Noncurrent liabilities:
Deferred tax liability	842	119
Long-term debt	503	704
Long-term operating lease liability	2,964	513
Total noncurrent liabilities	4,309	1,336
Total liabilities	9,206	6,342
Commitments and contingencies	—	—
Stockholders’ equity:
Series A Convertible Preferred stock, 4,300,000 shares issued and outstanding	—	—
Common stock, $0.01 par value; 76,834,057 shares issued and outstanding	766	766
Additional paid-in capital	6,317	6,289
Accumulated deficit	(4,882)	(4,636)
Total stockholders’ equity	2,201	2,419
Total liabilities and stockholders’ equity	$11,407	$8,761

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Luvu Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended June 30, 2026 and 2025

	2026	2025
(in thousands)
OPERATING ACTIVITIES:
Net loss	$(246)	$(448)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	352	428
Deferred tax expense	675	—
Refund of State income taxes	4	—
Reversal of prior year tax accrual	44	—
Stock-based compensation expense	28	36
Provision for bad debt	(17)	24
Provision for inventory reserves	69	18
Loss on sale of property and equipment	—	7
Changes in operating assets and liabilities:
Accounts receivable	(237)	(562)
Inventory	(114)	(316)
Operating lease liability	(1,605)	(521)
Amortization of operating lease asset	1,626	488
Prepaid expenses and other current assets	31	32
Other assets	20	—
Accounts payable	27	359
Other accrued liabilities	116	45
Net cash provided by (used in) operating activities	$773	$(410)

INVESTING ACTIVITIES:
Investment in equipment, software, and leasehold improvements	(29)	(41)
Net cash used in investing activities	$(29)	$(41)

FINANCING ACTIVITIES:
Borrowing under revolving line of credit	312	52
Proceeds from unsecured line of credit	—	52
Repayment of unsecured line of credit	(7)	—
Proceeds from secured notes payable	250	500
Repayment of secured notes payable	(522)	(46)
Payments on equipment notes	(290)	(377)
Principal payments on capital leases	(23)	(23)
Net cash provided by (used in) financing activities	$(280)	$158
Net increase (decrease) in cash and cash equivalents	464	(293)
Cash and cash equivalents at beginning of period	$735	$1,028
Cash and cash equivalents at end of period	$1,199	$735

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Revision of Fiscal 2025 Consolidated Statement of Operations

Year Ended June 30, 2025

	As Previously Reported	Adjustment	As Revised
(in thousands)
Net sales	$24,691	$1,164	$25,855
Cost of goods sold	18,221	—	18,221
Gross profit	6,470	1,164	7,634
Other selling and marketing	1,644	1,164	2,808
Total operating expenses	6,539	1,164	7,703
Operating loss	(69)	—	(69)
Net loss	$(448)	$—	$(448)

During fiscal 2026, the Company determined that fees charged by the Amazon online marketplace for order fulfillment, storage and related logistics services had been presented as a reduction of net sales in fiscal 2025. The fiscal 2025 comparative amounts have been revised to increase net sales and gross profit by $1,163,648 and to increase other selling and marketing expenses and total operating expenses by the same amount. The revision had no effect on operating loss, net loss, net loss per share, total assets, total liabilities, stockholders’ equity or cash flows.

Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted EBITDA

Years Ended June 30, 2026 and 2025

	2026	2025
(in thousands)
Net income (loss)	$(246)	$(448)
Plus interest expense, financing costs and other expense	447	379
Plus depreciation and amortization expense	352	428
Plus stock-based compensation expense	28	36
Plus income tax provision	675	—
Adjusted EBITDA	$1,256	$395

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